SECTION 906 CERTIFICATION

Pursuant to 18 U.S.C. ss.1350, the undersigned officer of World Funds Trust (the “Company”), hereby certifies, to the best of his or her knowledge, that the Company’s Report on Form N-CSR for the period ended December 31, 2017 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities and Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated:	March 12, 2018

Name:	/s/ David A. Bogaert
David A. Bogaert
Title:	President and Principal Executive Officer

This certification is being furnished solely pursuant to 18 U.S.C. ss. 1350 and is not being filed as a part of the Report or as a separate disclosure document.

SECTION 906 CERTIFICATION

Pursuant to 18 U.S.C. ss.1350, the undersigned officer of World Funds Trust (the “Company”), hereby certifies, to the best of his or her knowledge, that the Company’s Report on Form N-CSR for the period ended December 31, 2017 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities and Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated:	March 12, 2018

Name:	/s/ Karen Shupe
Karen Shupe
Title:	Treasurer and Principal Financial Officer

This certification is being furnished solely pursuant to 18 U.S.C. ss. 1350 and is not being filed as a part of the Report or as a separate disclosure document.